SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


Filed by the Registrant   /X/

Filed by a Party Other than the Registrant

Check the appropriate box:

/ /         Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/         Definitive Proxy Statement

/ /         Definitive Additional Materials

/ /         Soliciting Material Pursuant to ss. 240.14a-12

                                  TRINSIC, INC.

--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

/X/       No fee required.

/ /       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3)      Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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/ /       Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

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         (4) Date Filed:

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                                      -2-

                            NOTICE OF SPECIAL MEETING

                                       AND

                                 PROXY STATEMENT



                                  TRINSIC, INC.
                  601 South Harbour Island Boulevard, Suite 220
                              Tampa, Florida 33602



                                                               September 2, 2005

Dear Stockholder:

     It is my pleasure to invite you to a Special Meeting of Stockholders of Trinsic, Inc. ("Trinsic" or the "Company"). The meeting will be held on September 23, 2005 at 1:00 p.m., Eastern time at our offices at 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida. Your board of directors and management look forward to meeting with you at this time.

     At the special meeting, you will be asked to approve items that will (1) permit the conversion of Trinsic's approximately $24.1 million aggregate liquidation preference of Series H Preferred Stock into common stock at a conversion price that is potentially below the current market price of the common stock and (2) authorize an amendment of Trinsic's certificate of incorporation to effect a reverse stock split of the common stock in the ratio of an integral number between and including three and twelve to one, as determined at the discretion of the board of directors.

     Trinsic issued the Series H Preferred Stock to The 1818 Fund III, L.P. (the "Fund"), its largest shareholder, in exchange (the "Exchange") for approximately $21.6 million of current indebtedness owing to the Fund and $2.5 million in cash. If approved by stockholders, the Series H Preferred Stock will mandatorily convert (the "Conversion") into common stock on the later of September 30, 2005 or the date of stockholder approval, at a conversion price of $0.39, per share, subject to antidilution adjustments; provided, however, that if on or prior to September 29, 2005, Trinsic shall not have entered into a definitive agreement(s) to acquire no less than 150,000 "UNE-P" subscriber lines (tested as of September 29, 2005), then the conversion price shall reduce to $0.20 per share, subject to antidilution adjustments.

     On July 29, 2005, Trinsic entered into a letter of intent to acquire from another carrier certain local telephone service lines for which Trinsic currently provides service under a wholesale, "private-label" arrangement with that carrier. Trinsic currently provides local telephone service for approximately 187,000 end user lines under the wholesale arrangement. Trinsic expects normal attrition will likely result in a lesser number of lines in service at the time of transfer, but that the number of these "UNE-P" lines at September 29, 2005 will exceed 150,000. The letter provides that Trinsic and the other carrier will use best efforts to complete a definitive agreement by September 1, 2005. As of September 2, 2005, a definitive agreement has not been reached. Trinisic is, and believes that the other party is, continuing to negotiate in good faith to reach a definitive agreement. However, Trinsic cannot assure you that a definitive agreement will be reached.

     Beginning January 1, 2006, if the Series H Preferred Stock has not previously converted into common stock, the holders of shares of Series H Preferred Stock, in preference to the holders of shares of common stock and of any shares of other junior capital stock, shall be entitled to receive, when, as and if declared, dividends at an annual rate of 12.50%. The Series H Preferred Stock also has an aggregate preference upon liquidation equal to $24.1 million plus accrued and unpaid dividends, if any, and votes as a single class on an as if converted basis together with our common stock.

     In connection with the Exchange, a special committee composed of independent directors of Trinsic's board determined that the Exchange and Conversion was fair to Trinsic and its common stockholders other than the Fund. However, neither the special committee nor the board of directors has undertaken to reexamine the fairness of the Exchange or the Conversion in connection with this proxy solicitation and is not making any recommendation with respect thereto. In connection with this proxy solicitation, the special committee considered the terms of the Series H Preferred Stock relative to the common stock into which it would convert including (i) its dividend and liquidation preference, (ii) its right to participate, incremental to its dividend and liquidation preference, on an as if converted basis with Trinsic's common stock in all dividends and distributions upon liquidation (including upon a change of control, merger, consolidation or sale of all or substantially all of Trinsic's assets) and (iii) its right to vote, as a single class, together with Trinsic's common stock on an as if converted basis (which has subsequently been limited by a voting agreement as described in the proxy statement). AFTER CONSIDERING THE TERMS OF THE SERIES H PREFERRED STOCK RELATIVE TO THE COMMON STOCK INTO WHICH IT WOULD CONVERT, THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS HAS DETERMINED THAT THE CONVERSION OF THE SERIES H PREFERRED STOCK IS IN THE BEST INTERESTS OF STOCKHOLDERS OTHER THAN THE FUND AND RECOMMENDS THAT TRINSIC'S STOCKHOLDERS OTHER THAN THE FUND VOTE IN FAVOR OF SUCH PROPOSAL. Neither the board of directors nor any committee thereof is making any recommendation to the Fund with respect to the Conversion.

     Trinsic is proposing the several reverse stock split alternatives for the dual purposes of (a) providing Trinsic with enough authorized and unissued common stock to proceed (i) with the conversion of Series H Preferred Stock if the conversion price becomes $.20 per share and (ii) in all cases with a rights offering of common stock to holders at the conversion price of the Series H Preferred Stock and (b) exceeding the $1.00 per share minimum bid price required to maintain the listing of the common stock on the Nasdaq SmallCap Market. THE BOARD OF DIRECTORS HAS DETERMINED THAT THE REVERSE STOCK SPLIT PROPOSAL IS IN THE BEST INTERESTS OF STOCKHOLDERS AND RECOMMENDS THAT TRINSIC'S STOCKHOLDERS VOTE IN FAVOR OF SUCH PROPOSAL.

     Information about the special meeting and the business to be considered and voted upon at the special meeting is included in the accompanying notice of special meeting and proxy statement. Your vote is important regardless of the number of shares you own. I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting. Returning the proxy card will not prevent you from attending the meeting and voting in person, but will ensure that your vote is counted if you are unable to attend the meeting. I also urge you to review and consider carefully the matters presented in the attached proxy statement. Thank you for your interest and participation. I look forward to seeing you at the special meeting.


                                   Sincerely,

                                   /s/ Horace J. Davis, III
                                   ---------------------------------------------
                                   Horace J. Davis, III
                                   Chief Executive Officer

      The proxy statement is dated September 2, 2005 and is expected to be first mailed to stockholders on or about September 2, 2005.

                                  TRINSIC, INC.
                       601 South Harbour Island Boulevard
                              Tampa, Florida 33602

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Trinsic, Inc.:

     Notice is hereby given that a Special Meeting of Stockholders of Trinsic, Inc. will be held at our offices located at 601 South Harbour Island Boulevard, Tampa, Florida on September 23, 2005, at 1:00 p.m. Eastern time, for the following purposes:

     I. To permit the conversion of Trinsic's approximately $24.1 million aggregate liquidation preference of Series H Preferred Stock into common stock at a conversion price (the "Conversion Price") equal to $0.39, per share, subject to antidilution adjustments; provided, however, that if on or prior to September 29, 2005, Trinsic shall not have entered into a definitive agreement(s) to acquire no less than 150,000 "UNE-P" subscriber lines (tested as of September 29, 2005), then the permitted conversion price shall reduce to $0.20 per share, subject to antidilution adjustments; and

     II. To approve an amendment of Trinsic's certificate of incorporation to effect a reverse stock split of the common stock in the ratio of an integral number between and including three and twelve to one, as determined at the discretion of the board of directors, which reverse stock split at any ratio may be abandoned at any time prior to effectiveness at the discretion of the board of directors, notwithstanding Trinsic stockholders authorization thereof.

     Each of these proposals are more fully described in the proxy statement that accompanies this notice, and each is subject to a condition that a minimum number of votes described in this notice are cast with respect to such proposal. Please read the proxy statement carefully when determining how to vote on these proposals.

     These proposals will be submitted for approval to the holders of Trinsic's common stock and Series H Preferred Stock, all voting together as a single class. For such purpose, each share of common stock is entitled to one vote and each share of Series H Preferred Stock is entitled, as of the special meeting date, to approximately 2564.1 votes per share which is the number of votes equal to the Series H Preferred Stock liquidation preference per share divided by a Conversion Price of $0.39 per share, each as of the record date for the special meeting. The 1818 Fund III, L.P. (the "Fund"), Trinsic's largest stockholder and the sole holder of Series H Preferred Stock, has agreed not to vote any of its Series H Preferred Stock in connection with Proposal I, and not to cast 3,012,479 votes otherwise eligible to be cast in respect of its Series H Preferred Stock in connection with Proposal II. As of the record date for the special meeting, Trinsic had 55,905,602 shares of common stock issued and outstanding and 24,084.769 shares of Series H Preferred Stock issued and outstanding.

     As of the record date for the special meeting, Trinsic's largest stockholder, the Fund owned 25,500,440 shares of common stock and all of the Series H Preferred Stock. After giving effect to the Fund's agreement to limit its voting strength with respect to the Series H Preferred Stock, the Fund, as of the record date, had an aggregate voting strength of approximately 45.6% of the aggregate number of votes entitled to be cast at the special meeting on Proposal 1 and approximately 73.5% of the aggregate number of votes entitled to be case at the special meeting on Proposal II. In connection with the Exchange described below, to the extent of the voting strength described in the preceding sentence, the Fund committed to vote its shares of common stock and Series H Preferred Stock in favor of the proposals set forth above.

     Trinsic issued the Series H Preferred Stock to the Fund, its largest shareholder, in exchange for approximately $21.6 million of current indebtedness owing to the Fund and $2.5 million in cash. If approved by stockholders, the Series H Preferred Stock will mandatorily convert into common stock on the later of September 30, 2005 or the date of stockholder approval, at a conversion price of $0.39, per share, subject to antidilution adjustments; provided, however, that if on or prior to September 29, 2005, Trinsic shall not have entered into a definitive agree-ment(s) to acquire no less than 150,000 "UNE-P" subscriber lines (tested as of September 29, 2005), then the conversion price shall reduce to $0.20 per share, subject to antidilution adjustments.

     On July 29, 2005, Trinsic entered into a letter of intent to acquire from another carrier certain local telephone service lines for which Trinsic currently provides service under a wholesale, "private-label" arrangement with that carrier. Trinsic currently provides local telephone service for approximately 187,000 end user lines under the wholesale arrangement. Trinsic expects normal attrition will likely result in a lesser number of lines in service at the time of transfer, but that the number of these "UNE-P" lines at September 29, 2005 will exceed 150,000. The letter provides that Trinsic and the other carrier will use best efforts to complete a definitive agreement by September 1, 2005. As of September 2, 2005, a definitive agreement has not been reached. Trinsic is, and believes that the other party is, continuing to negotiate in good faith to reach a definitive agreement. However, Trinsic cannot assure you that a definitive agreement will be reached.

     Beginning January 1, 2006, if the Series H Preferred Stock has not previously converted into common stock, the holders of shares of Series H Preferred Stock, in preference to the holders of shares of common stock and of any shares of other junior capital stock, shall be entitled to receive, when, as and if declared, dividends at an annual rate of 12.50%. The Series H Preferred Stock also has an aggregate preference upon liquidation equal to $24.1 million plus accrued and unpaid dividends, if any, and votes as a single class on an as if converted basis together with our common stock.

     In connection with the Exchange, a special committee composed of independent directors of Trinsic's board determined that the Exchange and Conversion was fair to Trinsic and its common stockholders other than the Fund. However, neither the special committee nor the board of directors has undertaken to reexamine the fairness of the Exchange or the Conversion in connection with this proxy solicitation and is not making any recommendation with respect thereto. In connection with this proxy solicitation, the special committee considered the terms of the Series H Preferred Stock relative to the common stock into which it would convert including (i) its dividend and liquidation preference, (ii) its right to participate, incremental to its dividend and liquidation preference, on an as if converted basis with Trinsic's common stock in all dividends and distributions upon liquidation (including upon a change of control, merger, consolidation or sale of all or substantially all of Trinsic's assets) and (iii) its right to vote, as a single class, together with Trinsic's common stock on an as if converted basis (which has subsequently been limited by a voting agreement as described in this proxy statement). AFTER CONSIDERING THE TERMS OF THE SERIES H PREFERRED STOCK RELATIVE TO THE COMMON STOCK INTO WHICH IT WOULD CONVERT, THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS HAS DETERMINED THAT THE CONVERSION OF THE SERIES H PREFERRED STOCK IS IN THE BEST INTERESTS OF STOCKHOLDERS OTHER THAN THE FUND AND RECOMMENDS THAT TRINSIC'S STOCKHOLDERS OTHER THAN THE FUND VOTE IN FAVOR OF SUCH PROPOSAL. Neither the board of directors nor any committee thereof is making any recommendation to the Fund with respect to the Conversion.

     Trinsic is proposing the several reverse stock split alternatives for the dual purposes of (a) providing Trinsic with enough authorized and unissued common stock to proceed (i) with the conversion of Series H Preferred Stock if the conversion price becomes $.20 per share and (ii) in all cases with a ratable rights offering of common stock to holders at a price not to exceed the conversion price of the Series H Preferred Stock and (b) exceeding the $1.00 per share minimum bid price required to maintain the listing of the common stock on the Nasdaq SmallCap Market. THE BOARD OF DIRECTORS DETERMINED THAT THE REVERSE STOCK SPLIT PROPOSAL IS IN THE BEST INTERESTS OF STOCKHOLDERS AND RECOMMENDS THAT TRINSIC'S STOCKHOLDERS VOTE IN FAVOR OF SUCH PROPOSAL.

     THE BOARD OF DIRECTORS RESERVES THE RIGHT TO ABANDON ANY OR ALL OF THE REVERSE STOCK SPLIT ALTERNATIVES OR THE CONVERSION AT ANY TIME PRIOR TO THEIR EFFECTIVENESS NOTWITHSTANDING AUTHORIZATION THEREOF BY TRINSIC'S STOCKHOLDERS.

     The board of directors has fixed the close of business on August 26, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

     Accompanying this notice of special meeting and the proxy statement is a proxy. Whether or not you expect to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the special meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

     All stockholders are cordially invited to attend the meeting.


                                 By Order of the Board of Directors

                                 /s/ Horace J. Davis, III
                                 -----------------------------------------------
                                 Horace J. Davis, III
                                 Chief Executive Officer

Tampa, Florida
September 2, 2005

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

                                                                            Page

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, THE EXCHANGE
   OFFER AND THE RELATED PROPOSED TRANSACTIONS.................................1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING................................8
PROPOSAL 1:  CONVERSION OF SERIES H PREFERRED STOCK...........................11
PROPOSAL 2:  REVERSE SPLIT....................................................15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................20
DESCRIPTION OF OUR COMMON STOCK...............................................22
OTHER BUSINESS................................................................22



Annexes:

Annex A      Form of Certificate of Amendment of the Amended and Restated
               Certificate of Incorporation of Trinsic, Inc. implementing the reserve stock split proposal
Proxy

                                  TRINSIC, INC.
                  601 South Harbour Island Boulevard, Suite 220
                              Tampa, Florida 33602


                ------------------------------------------------

                                 PROXY STATEMENT

                ------------------------------------------------

     This proxy statement is being furnished to the stockholders (collectively, "Stockholders") of Trinsic, Inc., a Delaware corporation, ("Trinsic" or the "Company") in connection with the solicitation of proxies by Trinsic's board of directors from the holders ("Common Stockholders") of outstanding shares of its common stock, par value $.01 per Share (the "Common Stock") for use at the special meeting of Stockholders of Trinsic to be held on September 23, 2005, and any adjournments or postponements thereof.

     All Stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

       QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, THE EXCHANGE OFFER
                      AND THE RELATED PROPOSED TRANSACTIONS

Why am I receiving this proxy statement?

     You have received this proxy statement and the enclosed proxy from Trinsic because you hold shares of Common Stock or Series H Preferred Stock. The board of directors of Trinsic is soliciting your proxy to vote on the Conversion (as defined below) and reverse stock split alternatives to be considered at the special meeting, as applicable. As a Stockholder, you are invited to attend the special meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

What information is contained in this proxy statement?

     The information included in this proxy statement relates to the proposals to be voted on at the special meeting, the board of directors' recommendations regarding the proposals, procedures for voting at the special meeting and other information required by federal securities laws.

What are the proposed Conversion and reverse stock split?

     The proposals to be voted on at the special meeting include:

     I. To permit the conversion (the "Conversion") of Trinsic's approximately $24.1 million aggregate liquidation preference of Series H Preferred Stock into common stock at a conversion price equal to $0.39, per share, subject to antidilution adjustments; provided, however, that if on or prior to September 29, 2005, Trinsic shall not have entered into a definitive agreement(s) to acquire no less than 150,000 "UNE-P" subscriber lines (tested as of September 29, 2005), then the permitted conversion price shall reduce to $0.20 per share, subject to antidilution adjustments; and

     II. To approve an amendment of Trinsic's certificate of incorporation to effect a reverse stock split of the common stock in the ratio of an integral number between and including three and twelve to one, as determined at the discretion of the board of directors, which reverse stock split at any ratio may be abandoned at any time prior to effectiveness at the discretion of the board of directors, notwithstanding Stockholders' authorization thereof.

What are the specifics of the Conversion?

     If the Conversion Price (as defined below) is approved by Stockholders, upon the later to occur of (a) September 30, 2005 or (b) the date on which Stockholder approval is obtained (such date, the "Conversion Date") all outstanding shares of Series H Preferred Stock shall automatically convert, without any action by the holders thereof, into such number of fully paid and non-assessable shares of Common Stock as is equal, subject to rounding, to the product of the number of shares of Series H Preferred Stock being so converted multiplied by the quotient of (x) the accreted value (as of any date, with respect to each share of Series Preferred Stock, $1,000 (subject to adjustment) plus the amount of dividends which have accrued, compounded and been added thereto such date (the "Accreted Value")) plus all dividends accrued since the previous compounding date divided by (y) the Conversion Price (as defined below) in effect on the Conversion Date.

     "Conversion Price" shall mean $0.39, per share, subject to antidilution adjustments; provided, however, that if Trinsic shall not have entered into a definitive agreement(s) on or prior to September 29, 2005 (in each case, subject to no material closing conditions other than routine regulatory approvals) to acquire at least 150,000 "UNE-P" subscriber lines from one or more telecommunications carriers, then the Conversion Price shall be reduced, effective as of July 15, 2005, to $0.20 per share, subject to antidilution adjustments. The antidilution adjustments include, among other things, an adjustment for the issuance of Common Stock or equivalents below the Conversion Price. If the Rights Offering (as defined under "Proposal I - Conversion of Series H Preferred Stock") is consummated after the Conversion occurs at a price below the Conversion Price, an antidilution adjustment will apply in the form of a par value right to purchase the number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock that the Series H Preferred Stock would have converted into if the Conversion Price equaled the Rights Offering price minus (ii) the number of shares of Common Stock the Series H Preferred Stock was initially converted into (the "Rights Offering Adjustment Right").

     On a percentage basis, approval of the Conversion Price will result in the Series H Preferred Stock converting into either approximately 51.6% (at a $0.39 conversion price) or approximately 67.5% (at a $0.20 conversion price) of the post conversion Fully Diluted Outstanding Common Stock, assuming in each case that the Rights Offering Adjustment Right will not apply. "Fully Diluted Outstanding Common Stock" means our fully diluted outstanding Common Stock (excluding out of the money options and warrants to acquire common stock, but including stock awarded but not yet issued under Trinsic's 2004 Stock Incentive
Plan).

Why did Trinsic issue the Series H Preferred Stock?

     Trinsic issued the Series H Preferred Stock to The 1818 Fund III, L.P. (the "Fund"), its largest shareholder, in exchange (the "Exchange") for approximately $21.6 million of current indebtedness owing to the Fund and $2.5 million in cash. Trinsic entered into the Exchange because (i) Trinsic did not foresee other viable alternatives to refinance or repay the indebtedness owing to the Fund prior to its maturity in March 2006, (ii) Trinsic believes that the Exchange improves the likelihood that it will be able to continue as a going concern, (iii) the Exchange substantially increased Trinsic's net worth, forming a basis for Trinsic's appeal to the Nasdaq SmallCap Market not to delist Trinsic's Common Stock for failure to maintain quantitative listing requirements, (iv) Trinsic could afford all Common Stockholders other than the Fund with the ability to avoid dilution in connection with the Exchange by conducting a rights offering to its Common Stockholders (with respect to which the Fund has waived its participation) at the same price as the Conversion Price and in proportion to the amount of Common Stock issued to the Fund upon Conversion relative to the Fund's ownership of Common Stock at the time of the Exchange, and (v) a special committee composed of independent directors of Trinsic's board, after consulting with and obtaining a fairness opinion from its financial advisor, Morgan Keegan & Company, Inc., determined that the Exchange was fair to Trinsic and its common stockholders other than the Fund.

What are the consequences of the exchange and issuance of the Series H Preferred Stock?

     As a consequence of the Exchange, the Fund, which previously had effective voting control, now has absolute voting control (except with respect to Proposal I or similar proposals). Through its control of the voting power of Trinsic's capital stock, the Fund can absolutely determine the election of Trinsic's board members. The Fund also has the absolute ability to control fundamental corporate transactions requiring equity holder approval, including, but not limited to, the approval of merger transactions involving us and the sale of all or substantially all of our assets. The Fund also has the absolute ability to control more routine matters submitted for stockholder approval, such as Proposal II contained in this proxy statement.

     The Fund is not restricted from investing in, and may invest in, and engage in, other businesses involving or related to the operation of telecommunications services. The Fund may also engage in other businesses that compete or may in the future compete with Trinsic.

     The Fund's control over our management and affairs could create conflicts of interest if it is faced with decisions that could have different implications for it, Trinsic and the holders of Trinsic's Common Stock. Further, the Fund could effectively cause us to enter into contracts with another entity in which the Fund owns an interest or to decline a transaction into which it (or another entity in which it owns an interest) ultimately enters.

     Current or future agreements between Trinsic and either the Fund or its affiliates may not be the result of arm's-length negotiations. Consequently, such agreements may be less favorable to Trinsic than agreements that it could otherwise have entered into with unaffiliated third parties.

How would the Conversion and reverse stock split affect the holders of Trinsic's capital stock?

     If the Conversion and reverse stock split are completed, following the Conversion and reverse stock split:

     o The Series H Preferred Stock would convert into either approximately 51.6% (at a $0.39 conversion price) or approximately 67.5% (at a $0.20 conversion price) of the post conversion Fully Diluted Outstanding Common Stock, assuming in each case that the Rights Offering Adjustment Right will not apply. As a result of the Conversion, the non-Fund holders of Common Stock will suffer substantial dilution.

     o Trinsic's Common Stock will remain outstanding. However, each share of Common Stock will be converted into a fraction with an integral denominator between three and twelve of a share of Common Stock, as a result of the reverse stock split. After the reverse stock split, the reduction in number of shares outstanding will likely proportionately lower the Common Stock trading volume. A lower trading volume may limit the ability of Stockholders to sell their shares without also reducing the Common Stock trading price. A lower trading volume may also make the Common Stock price more volatile generally.

What is the result if the Conversion is not approved?

     If Trinsic shall commence a voluntary case under bankruptcy laws or if Trinsic shall liquidate, dissolve or wind up, or, at the option of the holders of Series H Preferred Stock, if Trinsic shall experience a change of control, merge, consolidate or sell all or substantially all of its assets, no distribution shall be made to the holders of Common Stock unless the holders of shares of the Series H Preferred Stock shall have received in cash a liquidation preference in an aggregate amount equal to $24.1 million plus accrued and unpaid dividends. If an event occurs that triggers the payment of a liquidation preference to holders of Series H Preferred Stock and any further distribution is available to holders of Common Stock, then the holders of Series H Preferred Stock shall be entitled to participate on an as if converted basis in any such further distribution.

     Beginning January 1, 2006, the holders of shares of the Series H Preferred Stock, in preference to the holders of shares of Common Stock of Trinsic, shall be entitled to receive, when, as and if declared by the board of directors, dividends at an annual rate per share of Series H Preferred Stock equal to 12.50% of the accreted value with respect to such share per annum. In addition, in the event that Trinsic shall declare a dividend or make any other distribution to holders of Common Stock, then the holder of each share of Series H Preferred shall be entitled to receive a portion of such dividend or distribution on an as if converted basis.

What are the conditions to the Conversion and the reverse stock split?

     The Conversion is conditioned upon a majority of the number of shares of Common Stock outstanding as of the record date being cast on such proposal at the special meeting. The reverse stock split is conditioned upon a majority of the number of votes as of the record date represented by the Common Stock and the Series H Preferred Stock which the Fund may vote on such proposal being cast on such proposal at the special meeting.

     In addition, in the event that the Conversion is approved and the reverse stock split proposal is not approved, Trinsic would not have enough authorized Common Stock to convert the Series H Preferred Stock at $0.20 per share.

Why is Trinsic proposing the Conversion and the reverse stock split?

     Trinsic is proposing the approval of the Conversion because, in connection with the issuance of the Series H Preferred Stock, Trinsic agreed to obtain Stockholder approval of the Conversion unless its counsel determined that it could opine that no such approval was required under the rules of the Nasdaq SmallCap Market or applicable law. Trinsic has not formally asked its counsel if such an opinion could be given, but on the basis of discussions with such counsel believes that at this time Stockholder approval of the Conversion would be required under the rules of the Nasdaq SmallCap Market because of the possibility that the Conversion Price could be below the current market price of the Common Stock.

     Trinsic is proposing the several reverse stock split alternatives for the dual purposes of (a) providing Trinsic with enough authorized and unissued Common Stock to proceed (i) with the conversion of Series H Preferred Stock if the conversion price becomes $.20 per share and (ii) in all cases with a rights offering of Common Stock to holders at the conversion price of the Series H Preferred Stock and (b) exceeding the $1.00 per share minimum bid price required to maintain the listing of the Common Stock on the Nasdaq SmallCap Market.

Did Trinsic consider any negative factors that could or do arise from the Conversion and the reverse stock split?

     In connection with the Conversion, Trinsic's special committee considered:

     o the substantial dilutive effect of the Conversion to Common Stockholders. On a percentage basis, approval of the Conversion Price will result in the Series H Preferred Stock converting into either approximately 51.6% (at a $0.39 conversion price) or approximately 67.5% (at a $0.20 conversion price) of the post conversion Fully Diluted Outstanding Common Stock, assuming in each case that the Rights Offering Adjustment Right will not apply;

     o the substantial dilutive effect of the Series H Preferred Stock dividend if the Conversion is not approved; and

     o that Trinsic may not realize all of the benefits it expects to realize from the Conversion.

     In connection with the reverse stock split proposal, Trinsic's board of directors considered:

     o that the post reverse split Common Stock might not reflect or maintain the value implied by the final reverse stock split ratio, and

     o that Trinsic may not realize all of the benefits it expects to realize from the reverse stock split.

Did Trinsic's board of directors make a determination that the Conversion and the reverse stock split proposal are in the best interests of the Common Stockholders?

     In connection with the Exchange, a special committee composed of independent directors of Trinsic's board determined that the Exchange and Conversion was fair to Trinsic and its Common Stockholders other than the Fund. However, neither the special committee nor the board of directors has undertaken to reexamine the fairness of the Exchange or the Conversion in connection with this proxy solicitation and is not making any recommendation with respect thereto. In connection with this proxy solicitation, the special committee considered the terms of the Series H Preferred Stock relative to the Common Stock into which it would convert including (i) its dividend and liquidation preference, (ii) its right to participate, incremental to its dividend and liquidation preference, on an as if converted basis with Trinsic's Common Stock in all dividends and distributions upon liquidation (including upon a change of control, merger, consolidation or sale of all or substantially all of Trinsic's assets) and (iii) its right to vote, as a single class, together with Trinsic's Common Stock on an as if converted basis (which has subsequently been limited by a voting agreement as described in this proxy statement). AFTER CONSIDERING THE TERMS OF THE SERIES H PREFERRED STOCK RELATIVE TO THE COMMON STOCK INTO WHICH IT WOULD CONVERT, THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS HAS DETERMINED THAT THE CONVERSION OF THE SERIES H PREFERRED STOCK IS IN THE BEST INTERESTS OF STOCKHOLDERS OTHER THAN THE FUND AND RECOMMENDS THAT TRINSIC'S STOCKHOLDERS OTHER THAN THE FUND VOTE IN FAVOR OF SUCH PROPOSAL. Neither the board of directors nor any committee thereof is making any recommendation to the Fund with respect to the Conversion.

     THE BOARD OF DIRECTORS DETERMINED THAT THE REVERSE STOCK SPLIT PROPOSAL IS IN THE BEST INTERESTS OF STOCKHOLDERS AND RECOMMENDS THAT TRINSIC'S STOCKHOLDERS VOTE IN FAVOR OF SUCH PROPOSAL.

What conflicts of interest might Trinsic's directors and officers have in the Conversion and the reverse stock split?

     When considering the recommendation of Trinsic's board of directors, you should be aware that some Trinsic directors and officers have interests in the Conversion and the reverse stock split that may be different from, or in addition to, yours. These interests include:

     o Messrs. Lawrence C. Tucker and Andrew C. Cowen, directors of Trinsic, are affiliates of the Fund, which owns all of the outstanding Series H Preferred Stock and approximately 44.1% of the Fully Diluted Outstanding Common Stock.

     o Mr. Tucker has been a general partner of Brown Brothers Harriman & Co., a private investment banking firm that manages the Fund ("Brown Brothers"), since 1979. Brown Brothers has a limited partnership interest in the Fund and has an interest in certain profits of the Fund in its capacity as the general partner of the Fund.

     o Mr. Cowen is a Senior Vice-President of Brown Brothers and has been employed by Brown Brothers since 1992. Mr. Cowen has a profit sharing arrangement with the Fund. Mr. Cowen has been seconded to CMS, Inc. ("CMS") as its chief executive officer. CMS is a medical software company that is controlled by another fund managed by Brown Brothers. Trinsic has no present or immediately foreseeable business relationship with CMS.

Other than as described above and payments made to directors and officers in their capacities as such, no payments or benefits will be paid to Trinsic's current directors or officers as a result of the Conversion and reverse stock split.

Has Trinsic been advised that any of its Stockholders intend to vote in favor of the Conversion and the reverse stock split?

     After giving effect to the Fund's agreement to limit its voting strength with respect to the Series H Preferred Stock, the Fund, as of the record date, had an aggregate voting strength of approximately 45.6% of the aggregate number of votes entitled to be cast at the special meeting on Proposal 1 and approximately 73.5% of the aggregate number of votes entitled to be case at the special meeting on Proposal II. In connection with the Exchange, to the extent of the voting strength described in the preceding sentence, the Fund committed itself to vote in favor of the Conversion and the reverse stock split.

Will I have appraisal rights as a result of the Conversion?

     Stockholders will not have appraisal rights as a result of the Conversion or the reverse stock split.

Are any regulatory approvals required in connection with the Conversion or the reverse stock split?

     Trinsic is not aware of any federal or state regulatory approvals that must be obtained in connection with the Conversion or the reverse stock split.

What are the principal trading markets of the Trinsic capital stock?

     The Common Stock is currently traded on the Nasdaq SmallCap Market under the symbol "TRINC." However, the Common Stock does not currently meet the following criteria necessary for continued listing: the closing bid price per share of the Common Stock is less than $1.00. On June 9, 2005 Trinsic appealed a potential delisting of the Common Stock for failure to maintain either a market value of listed securities in excess of $35 million or net worth in excess of $2.5 million. On July 26, 2005, Trinsic was notified by the Nasdaq Stock Market that the Listing Qualifications Panel has determined to continue listing its Common Stock on a conditional basis. The conditions include a requirement that Trinsic report stockholders' equity in excess of $2.5 million in its Form 10-Q for the third quarter. Trinsic cannot assure you that, when it files its Form 10-Q for the third quarter some time in early November, it will meet the minimum stockholders' equity requirement or any other conditions imposed by the Listing Qualification Panel. However, if it fails to satisfy such conditions, or if it fails to satisfy Nasdaq Stock Market listing requirements in the future, Trinsic expects that its Common Stock will be delisted. In that regard, on August 26, 2005, The Nasdaq Stock Market has notified Trinsic that it is in violation of certain voting rights rules and rules that require submission of a Listing of Additional Shares Notification Form before any stock issuances, in each case relating to the issuance of the Series H Preferred Stock. The Nasdaq Listing Qualifications Panel will consider these new deficiencies in rendering a determination regarding Trinsic's continued listing on the Nasdaq SmallCap Market. Trinsic has filed the Listing of Addtional Shares Notification Form, Trinsic and the Fund have entered into a voting agreement that provides for, among other things, the limited voting of Series H Preferred Stock described in this proxy statement and Trinsic has committed to amend the voting rights of the Series H Preferred Stock to comply with applicable rules prior to November 15, 2005 and prior to pursuing any further proxy solicitations (other than for the purpose of proposals substantially identical to Proposal I and proposals to amend the Series H Preferred Stock to comply with applicable rules), all in an attempt to resolve the matters raised by The Nasdaq Stock Market in its letter. However, no assurance can be given that any such violations will in fact be resolvable or that such violations will not ultimate result in the delisting of the company's common stock from the Nasdaq SmallCap Market. In the event its Common Stock is delisted, Trinsic's Common Stock will only be traded over the counter on the Nasdaq Bulletin Board and the liquidity and price of its Common Stock may be negatively affected. In addition, if the Common Stock is delisted, the Fund will no longer be subject to any of the voting restrictions described in this notice.

What are the material federal income tax considerations of the Conversion and the reverse stock split?

     Trinsic believes that the conversion of the Series H Preferred Stock will constitute a recapitalization for federal income tax purposes, and that a holder of shares of Series H Preferred Stock who receives shares of Common Stock in exchange for shares of the Series H Preferred Stock in connection with the Conversion will not recognize gain or loss upon such exchange.

     The federal income tax consequences of the Series H Preferred Stock conversion are discussed more fully beginning on page 13 under "Material Federal Income Tax Considerations Related to the Conversion."

     The reverse stock split, other than cash paid for fractional shares, will generally be tax-free to Common Stockholders for United States federal income tax purposes. However, tax matters are very complicated and the tax consequences of the reverse stock split to you will depend on your own personal circumstances. You should consult your tax advisors for a full understanding of all of the tax consequences of the reverse stock split to you.

What is the anticipated accounting treatment of the transaction?

     The Series H Preferred Stock is currently classified as Stockholders' equity, and accordingly the Conversion will not affect total Stockholders' equity on our balance sheet.

What will be the sources and uses of funds in the transaction?

     No funds will be required for the Conversion and the reverse stock split other than cash payments for fractional shares as a consequence of a reverse stock split and transaction costs, which will be paid from working capital.

                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Where and when is the special meeting being held?

     The special meeting will be held at our offices located at 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida, on September 23, 2005, at 1:00 p.m., Eastern time.

What is the purpose of the special meeting?

     The special meeting is being held to consider and vote upon:

     I. To permit the conversion of Trinsic's approximately $24.1 million aggregate liquidation preference of Series H Preferred Stock into Common Stock at a conversion price equal to $0.39, per share, subject to antidilution adjustments; provided, however, that if on or prior to September 29, 2005, Trinsic shall not have entered into a definitive agreement(s) to acquire no less than 150,000 "UNE-P" subscriber lines (tested as of September 29, 2005), then the permitted conversion price shall reduce to $0.20 per share, subject to antidilution adjustments; and

     II. To approve an amendment of Trinsic's certificate of incorporation to effect a reverse stock split of the Common Stock in the ratio of an integral number between and including three and twelve to one, as determined at the discretion of the board of directors, which reverse stock split at any ratio may be abandoned at any time prior to effectiveness at the discretion of the board of directors, notwithstanding Trinsic stockholders authorization thereof.

     The board of directors knows of no other business that will be presented for consideration at the special meeting. However, if any matters are properly presented at the special meeting or any adjournment or postponement of the special meeting (including any motion to adjourn the special meeting to permit the Company to solicit additional votes in favor of the Conversion and the reverse stock split) the proxy holders will be granted discretionary authority with respect to any such matter.

Who is entitled to vote at the special meeting?

     These proposals will be submitted for approval to the record holders of Trinsic's Common Stock and Series H Preferred Stock as of August 26, 2005, the record date established by the board of directors for determining Stockholders entitled to vote at the special meeting, all voting together as a single class.

     As of the record date, there were 55,790,600 shares of Common Stock and 24,084.769 shares of Series H Preferred Stock issued, outstanding and entitled to be voted at the special meeting.

How many votes do I have?

     Each share of Common Stock is entitled to one vote, and each share of Series H Preferred Stock is entitled to 2,564.1 votes, as of the record date for the special meeting. However, the Fund has agreed not to vote any of its Series H Preferred Stock in connection with Proposal I, and not to cast 3,012,479 votes otherwise eligible to be cast in respect of its Series H Preferred Stock in connection with Proposal II.

How do I vote by proxy?

     If you complete and properly sign the accompanying proxy card and return it to Trinsic, and if it is received in time and not revoked, it will be voted at the special meeting in accordance with the instructions indicated in such proxy. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card at that time or vote in person. If your shares of Trinsic stock are held in "street name" and you wish to vote at the meeting, you must obtain a proxy card from the broker, bank or other nominee that holds your shares. If no instructions are indicated on a proxy card returned to Trinsic, the shares represented by that proxy will be voted "FOR" approval of the Conversion and the reverse stock split and in the discretion of the proxy holder as to any other matter that may properly come before the special meeting or any adjournment or postponement thereof. No proxy voted against the Conversion or the reverse stock split will be voted in favor of any adjournment or postponement of the meeting.

Can I vote in person at the special meeting?

     If you plan to attend the special meeting and vote in person, you will receive a ballot when you arrive. If your shares are held in the name of a broker, bank or other nominee, you must follow instructions received from that broker, bank or nominee with this proxy statement in order to vote at the special meeting or to change your vote.

Can I revoke my vote after I return my proxy card?

     Yes. If you are a registered holder, you may revoke your proxy at any time prior to its exercise at the special meeting by:

     o filing with corporate secretary of Trinsic, at or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy being revoked,

     o duly executing a later-dated proxy relating to the same shares and delivering it to corporate secretary of Trinsic before the taking of the vote at the special meeting, or

     o    attending and voting in person at the special meeting.

     All written notices of revocation or other communications with respect to revocation of proxies should be sent to Trinsic, Inc., 601 South Harbour Island Boulevard, Tampa, Florida 33602, Attention: corporate secretary, or hand delivered to the corporate secretary of Trinsic, Inc. at or before the taking of the vote at the special meeting.

     If your shares are held in the name of a broker, bank or other nominee, you must follow instructions received from such broker, bank or nominee with this proxy statement in order to revoke your vote or to vote at the special meeting.

What constitutes a quorum?

     The presence, in person or by proxy, of holders of a majority of the combined voting power of the outstanding shares of Common Stock and Series H Preferred Stock will constitute a quorum to conduct business at the special meeting. Proxies received but marked as abstentions or "broker non-votes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be included in the calculation of the number of shares present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, but will not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

What are the recommendations of the board of directors?

Conversion

     The special committee of the board of directors recommends that Stockholders vote FOR the proposal to approve the Conversion.

Authorization of Reverse Stock Split

     The board of directors recommends that Stockholders vote FOR the proposal to authorize the board of directors to adopt, in its discretion, one of the reverse stock split alternatives being proposed.

     The board of directors reserves the right to abandon any or all of the reverse stock splits being proposed prior to their effectiveness notwithstanding authorization thereof by Stockholders.

What vote is required to approve the Conversion and the reverse stock split?

     The affirmative vote of a majority of the voting power of the outstanding shares of the Common Stock and the Series H Preferred Stock cast at the special meeting is required to approve the Conversion. The affirmative vote of a majority of the voting power of the outstanding shares of the Common Stock and the Series H Preferred Stock is required to approve the reverse stock split. The failure to vote, a vote to abstain and any "broker non-votes" will have no direct effect on the approval of the Conversion so long as a quorum is present at the special meeting. However, the failure to vote, a vote to abstain and any "broker non-votes" will effectively be counted as a vote against the reverse stock split.

     The Fund has agreed not to vote any of its Series H Preferred Stock in connection with Proposal I, and not to cast 3,012,479 votes otherwise eligible to be cast in respect of its Series H Preferred Stock in connection with Proposal II.

     The Conversion is conditioned upon a majority of the number of shares of Common Stock outstanding as of the record date being cast on such proposal at the special meeting. The reverse stock split is conditioned upon a majority of the number of votes as of the record date represented by the Common Stock and the Series H Preferred Stock which the Fund may vote on such proposal being cast on such proposal at the special meeting.

What does it mean if I get more than one proxy card?

     You should vote on each proxy card you receive. You will receive separate proxy cards for all shares you hold in different ways, such as jointly with another person or in trust, or in different brokerage accounts. If you hold shares in a stock brokerage account, you will receive a proxy card or information about other methods of voting from each broker and you must send your vote to your broker according to the broker's instructions.

Who will count the votes?

     All votes will be tabulated by employees of Corporate Communications, Inc., one or more of whom will serve also as inspectors of election.

How will the costs of soliciting proxies be paid and in what manner will proxies be solicited?

     Trinsic will pay all of the costs associated with soliciting the proxies, including the cost of preparing, assembling and mailing the notice of special meeting, proxy statement and proxy. In addition to soliciting proxies by mail, Trinsic's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by telephone or facsimile. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals. Trinsic will reimburse such persons' out-of-pocket expenses.

                                   PROPOSAL 1:

                     CONVERSION OF SERIES H PREFERRED STOCK

General

     Approval of the Conversion will automatically, subject to a majority of the number of shares of Common Stock outstanding as of the record date being cast on such proposal at the special meeting, (i) if the Conversion Price of $0.39 applies, cause each share of Series H Preferred Stock to convert on September 30, 2005 into approximately 2,564.1 shares of Common Stock, reduced by the finally determined reverse stock split ratio, or approximately 51.6% of the Fully Diluted Outstanding Common Stock in aggregate, in each case determined as of the record date for the special meeting, assuming that the Rights Offering Adjustment Right will not apply, or (ii) if the Conversion Price of $0.20 applies, cause each share of Series H Preferred Stock to convert on September 30, 2005 into 5,000 shares of Common Stock, reduced by the finally determined reverse stock split ratio, or approximately 67.5% of the Fully Diluted Outstanding Common Stock in aggregate, in each case determined as of the record date for the special meeting, assuming that the Rights Offering Adjustment Right will not apply. After the Conversion occurs, former holders of Series H Preferred Stock may be entitled to acquire additional shares of Common Stock for par value pursuant to the Rights Offering Adjustment Right.

Purpose and Background of the Exchange and the Conversion Proposal

     Trinsic issued the Series H Preferred Stock to the Fund in exchange for approximately $21.6 million of current indebtedness owing to the Fund and $2.5 million in cash. Trinsic entered into the Exchange because (i) Trinsic did not foresee other viable alternatives to refinance or repay the indebtedness owing to the Fund prior to its maturity in March 2006, (ii) Trinsic believed that the Exchange would improve its ability to continue as a going concern, with respect to which its auditors had expressed substantial doubt in connection with Trinsic's 2004 audit, (iii) the Exchange substantially increased Trinsic's net worth, forming a basis for Trinsic's appeal to the Nasdaq SmallCap Market not to delist Trinsic's Common Stock for failure to maintain quantitative listing requirements, (iv) Trinsic could afford all Common Stockholders (other than the Fund) with the ability to avoid dilution in connection with the Exchange by conducting the Rights Offering described below, and (v) a special committee composed of independent directors of Trinsic's board, after consulting with and obtaining a fairness opinion from its financial advisor, Morgan Keegan & Company, Inc., determined that the Exchange was fair to Trinsic and its Common Stockholders other than the Fund.

     Trinsic has announced an intention to proceed with a Common Stock rights offering (the "Rights Offering") pursuant to which Common Stockholders of record as of a record date to be determined, on or about the Rights Offering launch date, will be issued, for each share of Common Stock owned as of the record date, non-transferable rights entitling the holder to purchase one share of Common Stock per right. The price of exercising each right will not exceed the Conversion Price. The number of rights issued to Common Stockholders per share of Common Stock will be in approximately the same proportion as the number of shares of Common Stock issued in respect of the Series H Preferred Stock relative to the number of shares of Common Stock otherwise held by the Series H Preferred Stockholders. For example, in the event that the Conversion Price is $0.39 per share, Common Stockholders will receive approximately 2.4 rights per share of Common Stock held as of the record date, each exercisable for no more than $0.39, and in the event that the Conversion Price is $0.20 per share, Common Stockholders will receive approximately 4.7 rights per share of Common Stock held as of the record date, each exercisable for no more than $0.20. The Fund has agreed not to exercise rights it receives in the Rights Offering. In the event that Trinsic proceeds with the reverse stock split, the number of rights issued per post reverse stock split share will not change, but the aggregate number of rights issued will be proportionately reduced by the final reverse stock split ratio. Trinsic reserves the right to change the terms and conditions of the rights offering from those described above at any time prior to the Rights Offering launch date. The final terms and conditions of the rights offering, including the final share purchase price will be set forth in a prospectus which will be distributed to Common Stockholders at least 15 days before the purchase rights expire. Trinsic expects to file a registration statement with respect to the Rights Offering in the near future. This description of the anticipated Rights Offering does not constitute an offer of any securities for sale.

     Trinsic is proposing the approval of the Conversion because, in connection with the issuance of the Series H Preferred Stock, Trinsic agreed to obtain Stockholder approval of the Conversion unless its counsel determined that it could opine that no such approval was required under the rules of the Nasdaq SmallCap Market or applicable law. Trinsic has not formally asked its counsel if such an opinion could be given, but on the basis of discussions with such counsel believes that at this time Stockholder approval of the Conversion would be required under the rules of the Nasdaq SmallCap Market because of the possibility that the Conversion Price could be below the current market price of the Common Stock.

Interests of Certain Persons in Approval of the Conversion Proposal

     Messrs. Lawrence C. Tucker and Andrew C. Cowen, directors of Trinsic, are affiliates of the Fund, which owns all of the outstanding Series H Preferred Stock and approximately 44.1% of the Fully Diluted Outstanding Common Stock.

     Mr. Tucker has been a general partner of Brown Brothers, a private investment banking firm that manages the Fund, since 1979. Brown Brothers has a limited partnership interest in the Fund and has an interest in certain profits of the Fund in its capacity as the general partner of the Fund.

     Mr. Cowen is a Senior Vice-President of Brown Brothers and has been employed by Brown Brothers since 1992. Mr. Cowen has a profit sharing arrangement with the Fund. Mr. Cowen has been seconded to CMS as its chief executive officer. CMS is a medical software company that is controlled by another fund managed by Brown Brothers. Trinsic has no present or immediately foreseeable business relationship with CMS.

Conditions of the Conversion

     The Conversion is conditioned upon a majority of the number of shares of Common Stock outstanding as of the record date being cast on such proposal at the special meeting. In addition, in the event that the Conversion Price is reduced to $0.20 per share, Trinsic would not have enough authorized Common Stock to consummate the Conversion unless the reverse stock split proposal is approved and implemented. Accordingly, the Conversion may, under certain circumstances, be effectively conditioned upon approval of the reverse stock split proposal.

Risks of the Conversion

     In connection with the Conversion, Trinsic's special committee considered

     o the substantial dilutive effect of the Conversion to Common Stockholders. On a percentage basis, approval of the Conversion Price will result in the Series H Preferred Stock converting into either approximately 51.6% (at a $0.39 conversion price) or approximately 67.5% (at a $0.20 conversion price) of the post conversion Fully Diluted Outstanding Common Stock, assuming in each case that the Rights Offering Adjustment Right will not apply;

     o the substantial dilutive effect of the Series H Preferred Stock dividend if the Conversion is not approved; and

     o that Trinsic may not realize all of the benefits it expects to realize from the Conversion.

Consequences of the Approval of the Conversion Proposal

     Issuance of Common Stock

     If the Conversion of the Series H Preferred Stock is approved, (i) if the Conversion Price of $0.39 applies, each share of Series H Preferred Stock will automatically convert on September 30, 2005 into approximately 2,564.1 shares of Common Stock, reduced by the finally determined reverse stock split ratio, or approximately 51.6% of the Fully Diluted Outstanding Common Stock in aggregate, in each case determined as of the record date for the special meeting, or (ii) if the Conversion Price of $0.20 applies, each share of Series H Preferred Stock will automatically convert on September 30, 2005 into 5000 shares of Common Stock, reduced by the finally determined reverse stock split ratio, or approximately 67.5% of the Fully Diluted Outstanding Common Stock in aggregate, in each case determined as of the record date for the special meeting, assuming that the Rights Offering Adjustment Right will not apply. As described below under "-- Elimination of Series H Preferred Stock -- Antidilution," after the Conversion occurs, former holders of Series H Preferred Stock may be entitled to acquire additional shares of Common Stock for par value pursuant to the Rights Offering Adjustment Right.

     Elimination of Series H Preferred Stock

     Upon conversion of the Series H Preferred Stock into shares of Common Stock, Trinsic would no longer have any shares of Series H Preferred Stock outstanding. The elimination of the outstanding Series H Preferred Stock would have several important implications to Common Stockholders and holders of Series H Preferred Stock. Specifically, the Series H Preferred Stock has the following rights and preferences relative to holders of Common Stock:

          Ranking. The Series H Preferred Stock ranks senior to Common Stock in right of payment of dividends and distributions upon liquidation or winding up of Trinsic including certain deemed liquidation events such as a change of control of Trinsic, a merger or consolidation of Trinsic or a sale of all or substantially all of Trinsic's assets. This means that no dividends or distributions in respect of Common Stock may be made until all accrued and unpaid dividends and, if applicable, the liquidation preference of the Series H Preferred Stock is paid in full to the holders thereof. Upon conversion of the Series H Preferred Stock, the Common Stock into which it is converted will rank and share equally with all other Common Stock in right of payment of dividends and distributions upon liquidation or winding up of Trinsic, and will have no special rights with respect to any deemed liquidation events.

          Dividends. Beginning in January 1, 2006, the holders of shares of Series H Preferred Stock, in preference to Common Stockholders and holders of any shares of other junior stock of Trinsic, shall be entitled to receive, when, as and if declared by the Board of Directors, dividends at an annual rate per share of Series H Preferred Stock equal to 12.50% of the Series H Preferred Stock liquidation preference. The Series H Preferred Stock will also share ratably, on an as if converted basis, in any dividends paid with respect to Common Stock. Upon conversion of the Series H Preferred Stock, the Common Stock into which it is converted will have no preferential dividend right and will share ratably and equally with all other Common Stock in any and all dividends.

          Liquidation Preference. In the event of any liquidation, dissolution or winding up of Trinsic, holders of shares of Series H Preferred Stock are entitled to receive, out of legally available assets, a liquidation preference of $1,000 per share, plus an amount equal to any accrued and unpaid dividends up to the payment date, before any payment or distribution will be made to the holders of Common Stock or any other capital stock that ranks junior to the Series H Preferred Stock. The Series H Preferred Stock will also share ratably, on an as if converted basis, in any liquidation distribution with respect to Common Stock. Upon conversion of the Series H Preferred Stock, the Common Stock into which it is converted will have no preferential liquidation distribution right and will share ratably and equally with all other Common Stock in any liquidation distribution.

          Antidilution. The Conversion Price of the Series H Preferred Stock is subject to adjustment for, among other things, stock splits, stock dividends, reclassifications, combinations, subdivisions, below market issuances, below Conversion Price issuances and other customary events. If the Rights Offering is consummated after the Conversion occurs at a price below the Conversion Price, an antidilution adjustment will apply in the form of a par value right to purchase the number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock that the Series H Preferred Stock would have converted into if the Conversion Price equaled the Rights Offering price minus (ii) the number of shares of Common Stock the Series H Preferred Stock was initially converted into. Upon conversion of the Series H Preferred Stock, only the Rights Offering Adjustment Right will continue to apply.

     As described above, the holders of Series H Preferred Stock participate on an as if converted basis with holders of Common Stock in any dividends on Common Stock and any liquidation distributions in respect of Common Stock. The holders of Series H Preferred Stock also vote together with the holders of Common Stock as a single class, on an as if converted basis (together with the Common Stock dividend right and the Common Stock liqui-dation distribution right described in the preceding sentence, the "Common Equivalent Rights"). The Fund has agreed not to vote any of its Series H Preferred Stock in connection with Proposal I or any similar proposal, and not to vote an amount of its Series H Preferred Stock equivalent to 3,012,479 shares of Common Stock in connection with Proposal II or any other proposal generally submitted for approval to holders of Common Stock. The approval of the Conversion will effectively eliminate each of the rights and privileges of the Series H Preferred Stock described above (other than the Common Equivalent Rights and the Rights Offering Adjustment Right) and will effectively eliminate the Fund's agreement not to exercise certain voting strength by converting the Series H Preferred Stock into Common Stock.

Consequences of the Failure to Approve the Conversion Proposal

     If the Conversion is not approved, the holders of Series H Preferred Stock will continue to enjoy their preferential rights described above under "Consequences of the Approval of the Conversion Proposal." Such preferential rights will be in addition to the Common Equivalent Rights.

Resale of Common Stock Received Upon Conversion of Series H Preferred Stock

     The Common Stock received upon conversion of Series H Preferred Stock will not be registered under the Securities Act, and will accordingly be subject to restrictions on resale. However, the Common Stock received by the Fund upon conversion of Series H Preferred Stock will be generally entitled to the benefit of the Fund's registration rights agreement with Trinsic.

     Under the registration rights agreement, Trinsic agreed that, upon the request of the Fund, it would file on one occasion a shelf registration statement under the Securities Act registering the resale of all shares of Common Stock owned by the Fund. The registration rights agreement also gives the Fund registration rights with respect to other registrations of Trinsic's Common Stock. Because the Fund has not yet exercised its rights under the registration rights agreement, the Fund will, following the Conversion, continue to have the right to request that a shelf registration statement be filed by Trinsic.

Material Federal Income Tax Considerations Related to the Conversion

     There are no material tax consequences of the Exchange Offer to Common Stockholders. Trinsic has not undertaken to determine what, if any, tax consequences to the holders of Series H Preferred Stock may result from the Conversion.

Internal Revenue Service Circular 230 Notice

     You should be aware that: (A) the discussion with respect to U.S. federal tax matters in this rights offering was not intended or written to be used, and cannot be used, by any investor for the purpose of avoiding penalties that may be imposed on the investor under the Code; (B) such discussion was written to support the promotion or marketing (within the meaning of Internal Revenue Service Circular 230) of the transactions or matters addressed herein; and (C) investors should seek advice based on their particular circumstances from an independent tax advisor. This notice is given solely for purposes of ensuring compliance with Internal Revenue Service Circular 230. This notice is not intended to imply, and does not imply, that any particular person, in fact, supported the promotion or marketing of any transaction or matter, and it does not itself constitute evidence that any particular person did so.

Accounting Matters

     The Series H Preferred Stock is currently classified as Stockholders' equity, and accordingly the Conversion will not affect total Stockholders' equity on our balance sheet.

No Appraisal Rights

     No appraisal rights are available to Trinsic's Stockholders under the Delaware General Corporation Law, or "DGCL," with respect to the Conversion, and Trinsic will not independently provide Stockholders with any such rights.

Vote Required

     The Conversion is a transaction which may require Stockholder approval pursuant to the rules of the Nasdaq SmallCap Market because the Conversion Price may be below the current market price of Trinsic's Common Stock. As discussed elsewhere in this proxy statement, the Common Stock may be delisted from the Nasdaq SmallCap Market. If the Common Stock is delisted from the Nasdaq SmallCap Market and Trinsic is advised by its counsel that it can opine that no approval of the Conversion is required by any other applicable law, rule or regulation, Trinsic reserves the right to abandon seeking the approval of the Conversion by Stockholders.

     Subject to the condition described above, the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock cast at the special meeting is required to approve the Conversion. The failure to vote, a vote to abstain and any "broker non-votes" will have no direct effect on the approval of the Conversion so long as a quorum is present at the special meeting and the condition described above is satisfied. The Fund has agreed not to vote any of its Series H Preferred Stock in connection with Proposal I.

Board Recommendation

     In connection with the Exchange, a special committee composed of independent directors of Trinsic's board determined that the Exchange and Conversion was fair to Trinsic and its Common Stockholders other than the Fund. However, neither the special committee nor the board of directors has undertaken to reexamine the fairness of the Exchange or the Conversion in connection with this proxy solicitation and is not making any recommendation with respect thereto. In connection with this proxy solicitation, the special committee considered the terms of the Series H Preferred Stock relative to the Common Stock into which it would convert including (i) its dividend and liquidation preference, (ii) its right to participate, incremental to its dividend and liquidation preference, on an as if converted basis with Trinsic's Common Stock in all dividends and distributions upon liquidation (including upon a change of control, merger, consolidation or sale of all or substantially all of Trinsic's assets) and (iii) its right to vote, as a single class, together with Trinsic's Common Stock on an as if converted basis. AFTER CONSIDERING THE TERMS OF THE SERIES H PREFERRED STOCK RELATIVE TO THE COMMON STOCK INTO WHICH IT WOULD CONVERT, THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS HAS DETERMINED THAT THE CONVERSION OF THE SERIES H PREFERRED STOCK IS IN THE BEST INTERESTS OF STOCKHOLDERS OTHER THAN THE FUND AND RECOMMENDS THAT TRINSIC'S STOCKHOLDERS OTHER THAN THE FUND VOTE IN FAVOR OF SUCH PROPOSAL. Neither the board of directors nor any committee thereof is making any recommendation to the Fund with respect to the Conversion.

                                   PROPOSAL 2:

                                  REVERSE SPLIT

General

     Our board of directors has unanimously adopted a resolution approving, declaring advisable and recommending to the Stockholders for their approval, a proposal authorizing the board of directors to amend Trinsic's certificate of incorporation to effect a reverse stock split of the outstanding shares of Common Stock in the ratio of an integral number between and including three and twelve to one, with the actual implemented ratio to be determined by the board of directors in its discretion. If approved by our Stockholders, subject to a majority of the number of votes as of the record date represented by the Common Stock and the Series H Preferred Stock which the Fund may vote on such proposal being cast on such proposal at the special meeting, the reverse stock split would become effective on a date selected by our board of directors prior to our next annual meeting of Stockholders, which is ex-pected to be on or before September 30, 2005. Our board of directors may effect only one reverse stock split. In determining the reverse stock split ratio, our board of directors will consider numerous factors including the amount of Common Stock issuable in connection with the Conversion, the amount of Common Stock potentially issuable in connection with the Rights Offering, historical and projected performance of our Common Stock, the requirements for continued listing on the Nasdaq SmallCap Market, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the reverse stock split. The purpose of selecting a range is to give our board of directors the flexibility to provide for a post reverse stock split market price that may allow us to maximize Trinsic's ability to support future growth. Even if the Stockholders approve the reverse stock split, the board of directors reserves the right not to effect the reverse stock split if the board of directors does not deem it to be in the best interests of Trinsic and its Stockholders to effect the reverse stock split.

     The preceding description, which summarizes the amendment to Trinsic's certificate of incorporation to effect the reverse stock split is qualified in its entirety by reference to the form of certificate of amendment attached as Annex A.

Reasons for the Reverse Stock Split

     Trinsic is proposing the reverse stock split at this time because (i) it believes the reverse stock split will facilitate the Conversion and the Rights Offering by ensuring that enough Common Stock is available to consummate the Conversion and the Rights Offering if the rights are fully exercised, and (ii) the reverse stock split will increase the bid price per share of Common Stock, which is currently below the $1.00 minimum amount required to maintain listing on the Nasdaq SmallCap Market, to an amount substantially in excess of the minimum amount required to maintain listing of the Common Stock on the Nasdaq SmallCap Market.

Conditions to the Reverse Stock Split

     The reverse stock split is conditioned upon a majority of the number of votes as of the record date represented by the Common Stock and the Series H Preferred Stock which the Fund may vote on such proposal being cast on such proposal at the special meeting. However, the board of directors reserves the right not to effect the reverse stock split if the board of directors does not deem it to be in the best interests of Trinsic and its Stockholders to effect the reverse stock split

Risks Associated with the Reverse Stock Split

     We cannot predict whether the reverse stock split will increase the market price for our Common Stock. There can be no assurance that:

     o the market price per share of our Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split; or

     o the market price per share of our Common Stock after the reverse stock split will either exceed or remain in excess of the $1.00 minimum bid price required to maintain listing on the Nasdaq SmallCap Market.

     The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Determination of Ratio

     The ratio of the reverse stock split will be an integral number between and including three and twelve to one, as determined by our board of directors, in its sole discretion. In determining the reverse stock split ratio, our board of directors will consider numerous factors including the amount of Common Stock issuable in connection with the Conversion, the amount of Common Stock potentially issuable in connection with the Rights Offering, the historical and projected performance of our Common Stock, the requirements for continued listing on the Nasdaq SmallCap Market, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the reverse stock split. Our board of directors will also consider the impact of the reverse stock split ratio on investor interest and our ability to attract and retain employees. The purpose of asking for authorization to implement reverse stock split with a ratio determined by our board of directors is to give our board of directors the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

Effect of the Reverse Stock Split

     The principal effect of the reverse stock split will be to decrease the number of outstanding shares of Common Stock. After the reverse stock split, the reduction in number of shares outstanding will likely proportionately lower the Common Stock trading volume. A lower trading volume may limit the ability of Stockholders to sell their shares without also reducing the Common Stock trading price. A lower trading volume may also make the Common Stock price more volatile generally.

     A description of the Conversion and the Rights Offering, which would be facilitated by the reverse stock split, is described above under Proposal 1.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

     If the certificate of amendment is approved by our Stockholders, and if our board of directors still believes that a reverse stock split is in the best interests of Trinsic and its Stockholders, our board of directors will determine the ratio of the reverse stock split to be implemented.

     The form of certificate of amendment is attached as Annex A to this proxy statement and would be tailored to the specific reverse stock split ratio to be effected. Our board of directors may delay effecting the reverse stock split without resoliciting Stockholder approval. The reverse stock split will become effective on the split effective date. Beginning on the split effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares.

     As soon as practicable after the split effective date, Stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of old shares will be asked to surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a Stockholder until such Stockholder has surrendered such Stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any old shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for new shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

     The reverse stock split amendment to our certificate of incorporation, if implemented, may be filed with the Secretary of State of the State of Delaware and become operative shortly before consummation of the Rights Offer.

Fractional Shares

     No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of old shares not evenly divisible by the number of new shares for which each old share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the frac-tion to which the Stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in The Wall Street Journal, on the trading day after the date of the split effective date. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

     Stockholders should be aware that, under the escheat laws of the various jurisdictions where Stockholders reside, where Trinsic is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the split effective date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by Trinsic or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, Stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

     The reverse stock split will not affect total Stockholders' equity on our balance sheet. However, because the par value of our Common Stock will remain unchanged on the split effective date, the components that make up total Stockholders' equity will change by offsetting amounts. Depending on the size of the reverse stock split our board of directors decides to implement, the stated capital component will be reduced to an amount between one-third (1/3) and one-twelfth (1/12) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding. Prior periods' per share amounts will be restated to reflect the reverse stock split.

No Appraisal Rights

     Under the DGCL, our Stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide Stockholders with any such right.

Material Federal Income Tax Consequences

     The following is a summary of certain material United States federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks and financial institutions, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, certain former citizens or long-term residents of the United States; broker-dealers, traders who mark to market and tax-exempt entities stockholders who hold shares as part of a straddle, hedge or conversion transaction, stockholders who acquired their shares pursuant to the exercise of employee stock options or otherwise as compensation, stockholders who are subject to the federal alternative minimum tax, and stockholders not holding their shares as a capital asset. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder and judicial decisions and administrative rulings currently in effect, all of which are subject to differing interpretations and to change, possibly on a retroactive basis. The tax treatment of a Stockholder may vary depending upon the particular facts and circumstances of such Stockholder.

     In addition, if a partnership holds our shares, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships which hold our shares and partners in such partnerships should consult their tax advisors.

     We believe that, other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a Stockholder upon such Stockholder's exchange of old shares for new shares pursuant to the reverse stock split. The aggregate tax basis of the new shares received in the reverse stock split will be the same as the Stockholder's aggregate tax basis in the old shares exchanged therefor. In general, Stockholders who receive cash upon redemption of their fractional share interests in the new shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The Stockholder's holding period for the new shares will include the period during which the Stockholder held the old shares surrendered in the reverse stock split.

     No rulings from the Internal Revenue Service or opinions of counsel have been or are expected to be requested with respect to any of the matters discussed herein and, as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described above. Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each Stockholder should consult with such Stockholder's own tax advisor with respect to all of the potential tax consequences to such Stockholder of the reverse stock split.


Internal Revenue Service Circular 230 Notice

     You should be aware that: (A) the discussion with respect to U.S. federal tax matters in this rights offering was not intended or written to be used, and cannot be used, by any investor for the purpose of avoiding penalties that may be imposed on the investor under the Code; (B) such discussion was written to support the promotion or marketing (within the meaning of Internal Revenue Service Circular 230) of the transactions or matters addressed herein; and (C) investors should seek advice based on their particular circumstances from an independent tax advisor. This notice is given solely for purposes of ensuring compliance with Internal Revenue Service Circular 230. This notice is not intended to imply, and does not imply, that any particular person, in fact, supported the promotion or marketing of any transaction or matter, and it does not itself constitute evidence that any particular person did so.

Vote Required

     Subject to the condition described above, the affirmative vote of a majority of the voting power of the outstanding shares of the Common Stock and Series H Preferred Stock, voting together as a single class, is required to approve the authorization of the board of directors to implement reverse stock split with a ratio of an integral number between and including three and twelve to one, in its discretion, by amending our certificate of incorporation. The failure to vote, a vote to abstain and any "broker non-votes" will effectively be counted as a vote against the authorization of the board of directors to implement a reverse stock split. The Fund has agreed not to vote an amount of its Series H Preferred Stock equivalent to 3,012,479 shares of Common Stock in connection with the reverse stock split proposal.

     Because the Conversion may require more stock than is currently authorized, the failure to vote, a vote to abstain and any "broker non-votes" may will effectively be counted as a vote against the Conversion.

Board Recommendation

     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE REVERSE STOCK SPLIT PROPOSAL IS IN THE BEST INTERESTS OF STOCKHOLDERS AND RECOMMENDS THAT TRINSIC'S STOCKHOLDERS VOTE IN FAVOR OF SUCH PROPOSAL.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth, as of August 3, 2005, certain information with respect to the beneficial ownership of the Common Stock and Series H Preferred Stock by (i) each person known by Trinsic to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of Trinsic from the date of the beginning of our last fiscal year, (iii) each named executive officer as of that date and (iv) all directors and executive officers as a group. Each share of Series H Preferred Stock will become convertible into either 2,564.1 shares or 5,000.0 shares of Common Stock if the Conversion proposal is approved as described under "Proposal 1: Conversion of Series H Preferred Stock." Each share of Series H Preferred Stock has a voting strength of 2,564.1 votes as of the record date for the special meeting, but is subject to voting limitations described elsewhere in this notice.

              Shares Beneficially Owned and Percentage of Total (1)

                                                                         Number of Shares
                                                          Percent of      of Series H         Percent of
                                                           Shares of     Preferred Stock       Shares of
                                      Number of Shares    Common Stock     Beneficially        Series H
                                       of Common Stock    Beneficially         Owned           Preferred
Name  and Address of Beneficial Owner   Beneficially         Owned                               Stock
                                            Owned                                            Beneficially
                                                                                                 Owned
------------------------------------- -----------------   -------------   ----------------   --------------
Brown Brothers Harriman & Co.(2)             26,993,946       46.6              24,084.769          100.00
Richland Ventures III, L.P.(3)                6,597,169       11.7                   --                 --
Lawrence C. Tucker(2)                        27,013,827       46.6              24,084.769          100.00
Andrew C. Cowen(4)                               19,661        *                     --                 --
Richard F. LaRoche, Jr.(5)(11)                   66,441        *                     --                 --
W. Andrew Krusen, Jr.(6)(11)                     55,810        *                     --                 --
Roy Neel (11)                                    50,000        *                     --                 --
Raymond L. Golden (11)                           50,000        *                     --                 --
Horace J. Davis III(7) (11)                     488,472        *                     --                 --
Frank M. Grillo(8)(11)                          425,611        *                     --                 --
Ronnie R. Bailey (9)(10)                         96,721        *                     --                 --
Michael Slauson (10)(11)                        155,472        *                     --                 --
All directors and officers as a              28,649,953       47.9              24,084.769          100.00
   group

*  Less than 1%.

________________________

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the aggregate number of shares beneficially owned by the individual stockholders and groups of stockholders described above and the percentage ownership of such individuals and groups, shares of Common Stock subject to convertible securities currently convertible or convertible or convertible within 60 days and shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this report are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of the other stockholders or groups of stockholders.

(2) This information is derived from a Schedule 13D dated November 20, 2000, as amended July 12, 2001, August 3, 2001, August 26, 2004, December 3, 2004 and July 18, 2005, filed jointly by Brown Brothers Harriman & Co., The 1818 Fund III, L.P., T. Michael Long and Lawrence C. Tucker. Each of these parties is shown to have shared voting and dispositive power with respect to all of the shares shown, except that Mr. Tucker's common shares include 19,881 shares deemed beneficially owned by him by virtue of certain stock options currently exercisable or which become exercisable within 60 days. The number of shares shown includes 2,083,333 shares deemed beneficially owned by virtue of certain stock purchase warrants currently exercisable or which become exercisable within 60 days. The number of common shares shown does not include share which may become issuable upon conversion of the Series H Preferred Stock if the

     Conversion proposal is approved as described under "Proposal 1: Conversion of Series H Preferred Stock." The address of Brown Brothers Harriman & Co., The 1818 Fund III, L.P., T. Michael Long and Lawrence C. Tucker is 140 Broadway, New York, New York 10005.

(3) This information is derived from a Schedule 13G, dated December 9, 2004, filed jointly by Richland Ventures III, L.P., Richland Partners III, Jack Tyrell, W. Patrick Ortale, III and James C. Hoffman. Richland Ventures III, L.P. and its general partner, Richland Partners III, report sole voting and dispositive power with respect to the shares. The others report shared voting and dispositive power with respect to the shares. According to a Form 3 filed December 9, 2004, Richland Partners III, Jack Tyrell, W. Patrick Ortale, III and James C. Hoffman disclaim beneficial ownership of the shares except to the extent of their partnership interests. Of the shares of Common Stock shown, 174,595 shares are deemed to be beneficially owned by virtue of warrants exercisable into shares of our Common Stock. The address of Richland Ventures III, L.P. is 1201 16th Avenue South, Nashville, TN 37212.

(4) Common Stock includes 19,661 shares deemed beneficially owed by Mr. Cowen by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days. The address of Brown Brothers Harriman & Co., The 1818 Fund III, L.P. and Andrew Cowen is 140 Broadway, New York, New York 10005.

(5) Common Stock includes 11,441 shares deemed beneficially owned by Mr. LaRoche by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(6) Common Stock includes 5,610 shares deemed beneficially owned by Mr. Krusen by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(7) Common Stock includes 83,472 shares deemed beneficially owned by Mr. Davis by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(8) Common Stock includes 25,611 shares deemed beneficially owned by Mr. Grillo by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(9) Common Stock includes 6,721 shares deemed beneficially owned by Mr. Bailey by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(10) Common Stock includes 60,472 shares deemed beneficially owned by Mr. Slauson by virtue of certain stock options that are currently exercisable or which become exercisable within 60 days.

(11) The shareholder's address is c/o Trinsic, Inc., 601 South Harbour Island Boulevard, Suite 220, Tampa, Florida 33602.

                         DESCRIPTION OF OUR COMMON STOCK

     We are authorized to issue 150,000,000 shares of Common Stock, of which 55,905,602 shares were outstanding as of the record date. All shares of Common Stock have equal rights to participate in the distribution of assets in the event of a liquidation of Trinsic. Each holder of Common Stock is entitled to one vote for each share held on all matters submitted to a vote of the Stockholders. Common Stock carries no conversion, preemptive or subscription rights and is not subject to redemption. All outstanding shares of Common Stock are fully paid and nonassessable. Although Common Stockholders are entitled to receive any dividends declared thereon by the board of directors out of legally available funds, we have never paid a cash dividend on our Common Stock. As a result, we do not anticipate paying any dividends in the foreseeable future.

     If the reverse stock split is approved at the special meeting and adopted by our board of directors, the number of outstanding shares of Common Stock outstanding will be reduced, but the number of authorized shares of Common Stock under our certificate of incorporation will not change.

                                 OTHER BUSINESS

     No other matters are to be presented for action at the special meeting other than as set forth in this proxy statement. If other matters should properly come before the special meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with their best judgment.


                                  By Order of the Board of Directors

                                  /s/ Horace J. Davis, III
                                  ----------------------------------------------
                                  Horace J. Davis, III
                                  Chief Executive Officer


Tampa, Florida
September 2, 2005

                                                                         Annex A


                            CERTIFICATE OF AMENDMENT
                           OF THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                                  TRINSIC, INC.

--------------------------------------------------------------------------------


     TRINSIC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

     FIRST: The name of the Corporation is TRINSIC, INC. (the "Corporation").

     SECOND: Article IV of the Corporation's current Restated Certificate of Incorporation, as amended, is hereby amended to include the following text as Subsection D to Article IV:

     "D. Upon this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the corporation becoming effective in accordance with the General Corporation Law of the State of Delaware (the "Effective Time"), each [integral number between and including 3 and 12 to be determined by the Board of Directors] shares of Common Stock, par value $.01 per share, of the corporation ("Old Common Stock") issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one (1) share of Common Stock, par value $.01 per share, of the corporation ("New Common Stock")

     Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, upon surrender after the Effective Time of a certificate formerly representing shares of Old Common Stock, the corporation shall pay to the holder of the certificate an amount in cash at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the first trading date after the date on which the Effective Time occurs.

     Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph."

     THIRD: This Certificate of Amendment of the Corporation's Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and Stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

     IN WITNESS WHEREOF, TRINSIC, INC., has caused this certificate to be duly executed in its corporate name on this day of , 2005.


                                       TRINSIC, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                     [FRONT OF PROXY CARD FOR COMMON STOCK]

                                      PROXY


                                  TRINSIC, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 23, 2005

     The undersigned, a stockholder Trinsic, Inc. ("Trinsic"), hereby appoints Messrs. Horace J. Davis, John K. Lines and Lawrence C. Tucker, jointly and severally, as attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Trinsic to be held at Trinsic's offices located at 601 South Harbour Island Boulevard, Tampa, Florida at 1:00 p.m. Eastern time, on September 23, 2005, and any adjournments or postponements thereof (the "Special Meeting"), and to vote at the Special Meeting all the shares of capital stock of Trinsic that the undersigned is entitled to vote at the Special Meeting, with the same effect as if the undersigned were personally present at the Special Meeting, all as described in the company's Proxy Statement dated September 2, 2005 relating to the Special Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side:

     The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed and timely returned. If the undersigned does not specify a choice, the shares will be voted FOR the proposals listed on the reverse side, and in the discretion of the proxies for other matters which may properly come before the Special Meeting.

                    [REVERSE OF PROXY CARD FOR COMMON STOCK]

A. The board of directors solicits your voting in connection with the following proposals:

I.   /  /  FOR      / /  AGAINST     / /  ABSTAIN

     Approval of the Conversion.

II.  /  /  FOR      / /  AGAINST     / /  ABSTAIN

     Approval of an amendment of Trinsic's certificate of incorporation to effect a reverse stock split of the Common Stock in the ratio of an integral number between and including three and twelve to one, as determined at the discretion of the board of directors.

B. OTHER MATTERS: Unless a line is stricken through this sentence, the proxies herein named may in their discretion vote the shares represented by this Proxy upon such other matters as may properly come before the Special Meeting.

     The undersigned acknowledges receipt of the Trinsic's Notice of Special Meeting and Proxy Statement dated September 2, 2005 relating to the Special Meeting. The undersigned does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.

                                                              , 2005


Signature
Signature if held jointly
NOTE: Your signature should appear as your name appears hereon. As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.

                 Please mark, sign and date this proxy card and promptly return it using the enclosed envelope.